EX-3.1

                            ARTICLES OF INCORPORATION
                                       OF
                     WESTERN INSTITUTE OF SCIENCE AND HEALTH

       ONE: The name of the Corporation IS WESTERN INSTITUTE OF SCIENCE AND HEALTH.

       TWO: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business or the trust company business or the practice of a profession permitted to be incorporated by the Corporations Code of the State of California.

       THREE:   The  name  and  address  in  the  State  of  California  of  the corporation's initial agent for service of process is:

       Michael C.P. Fanning
       5583 Hutchinson Road
       Sebastopol CA 95472

       FOUR: The total number of shares which this Corporation is authorized to issue is Seven Thousand Five Hundred (7,500), all of the same class designated as common stock.

Dated: November 20, 1992

                                              /s/ Michael C.P. Fanning
                                              ----------------------------------
                                              MICHAEL C.P. FANNING, Incorporator


       The undersigned declares that he is the incorporator who has executed these Articles of Incorporation and hereby declares that this is the act and deed of the undersigned.

Dated: November 20, 1992

                                              /s/ Michael C.P. Fanning
                                              ----------------------------------
                                              MICHAEL C.P. FANNING, Incorporator